Filed Pursuant to Rule 424(b)(5)

SEC File No. 333-245691

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares (EUR 0.02 par value per share)	$60,000,000.00(1)	$6,546(1)

(1)	Computed pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the Securities Act), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 13, 2020)

Common Shares

Having an Aggregate Offering Price of Up to

$60,000,000

Core Laboratories N.V.

This prospectus supplement relates to the issuance and sale of our common shares from time to time through Wells Fargo Securities, LLC (“Wells Fargo Securities” or the “sales agent”) in an aggregate price to the public of $60,000,000. These sales, if any, will be made pursuant to the terms of the Equity Distribution Agreement (the “sales agreement”), between us and the sales agent. Our common shares are listed on the New York Stock Exchange (the “NYSE”) and the Euronext Amsterdam Stock Exchange (“Euronext Amsterdam”) under the symbol “CLB”. On December 15, 2020, the last reported sale price of our common shares on the NYSE was $28.70 per share.

Sales of our common shares under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, or the Securities Act.

The aggregate compensation payable to Wells Fargo Securities shall be equal to up to 1.5% of the gross sales price of the shares sold through Wells Fargo Securities pursuant to the sales agreement. In connection with the sale of the common shares on our behalf, Wells Fargo Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wells Fargo Securities will be deemed to be underwriting commissions or discounts.

Subject to the terms and conditions of the sales agreement, Wells Fargo Securities will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf any shares to be offered by us under the sales agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the terms of the sales agreement, we may also sell common shares to Wells Fargo Securities for its own account at a price agreed upon at the time of sale. If we sell common shares to Wells Fargo Securities as principal, we will enter into a separate agreement with Wells Fargo Securities and we will describe this agreement in a separate prospectus supplement or pricing supplement if required.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 6 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

WELLS FARGO SECURITIES

The date of this prospectus supplement is December 17, 2020.

Prospectus Supplement

Prospectus

Neither we nor the sales agent have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus, or any such free writing prospectus. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, and any such free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus, and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any such free writing prospectus, or of any sale of our common shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update, or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus. This prospectus supplement, the accompanying prospectus, and any such related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus, or any such related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, or any such related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus, or any such related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These “forward-looking statements” are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document, words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “project”, “will”, “should”, “could”, “may”, “predict” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. You are cautioned that actual results could differ materially from those anticipated in forward-looking statements. Any forward-looking statements, including statements regarding the intent, belief or current expectations of us or our management, are not guarantees of future performance and involve risks and uncertainties that we cannot predict and assumptions about us and the industry in which we operate that may prove to be incorrect. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and Current Report on Form 8-K filed with the SEC on June 23, 2020, which are incorporated by reference herein.

Forward-looking statements may include statements about:

•	the effectiveness of cost-cutting initiatives to offset revenue declines;

•	the risks and uncertainties attendant to adverse industry, political, economic and financial market conditions, including stock prices, government regulations, interest rates and credit availability;

•	unsettled political conditions, war, civil unrest, currency controls and governmental actions in the numerous countries in which we operate;

•	general economic conditions;

•	global or national health events, including the ongoing outbreak and resulting economic effects of the COVID-19 pandemic, including any actions taken by businesses and governments;

•	Core Lab’s dependence on one industry, oil and gas, and the impact of commodity prices on the expenditure levels of us and our clients;

•	oil and natural gas demand and production growth;

•	our ability to continue to develop or acquire new and useful technology;

•	competition in the markets we serve;

•	the effects of industry consolidation;

•	weather and seasonal factors;

•	the realization of anticipated synergies from acquired businesses and future acquisitions and integration of acquired businesses;

•	pending legal or environmental matters;

•	our forecasts or expectations regarding business outlook;

•	uncertainty regarding our future operating results as a whole or each of our business segments; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained or further decrease in the price of natural gas or oil, which could have a material impact on exploration, development and production activities, could also materially affect our financial position, results of operations and cash flows.

The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. More information on potential risks and uncertainties related to our future financial results and operating performance can be found in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and our Current Report on Form 8-K filed with the SEC on June 23, 2020, which are incorporated by reference herein, and the “Risk Factors” section in this prospectus supplement.

Should one or more of the risks or uncertainties described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we do not assume any obligation to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common shares. You should read the entire prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, the “Risk Factors” section contained in the documents incorporated by reference herein, and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, before making an investment decision.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to (i)“Core Lab,” “the company,” “we,” “us,” and “our” refer to Core Laboratories N.V. and, where appropriate, our consolidated subsidiaries and (ii) this “prospectus” refer to this prospectus supplement and the accompanying prospectus combined.

Company Overview

Core Lab is a public company with limited liability incorporated under the laws of the Netherlands. We were established in 1936 and are one of the world’s leading providers of proprietary and patented reservoir description and production enhancement services and products to the oil and gas industry. These services and products can enable our clients to improve reservoir performance and increase oil and gas recovery from their producing fields. We have over 70 offices in more than 50 countries and have approximately 3,600 employees.

We operate our business in two reportable segments: Reservoir Description and Production Enhancement. These complementary segments provide different services and products and utilize different technologies for improving reservoir performance and increasing oil and gas recovery from new and existing fields.

Reservoir Description:    Encompasses the characterization of petroleum reservoir rock, fluid and gas samples to increase production and improve recovery of oil and gas from our clients’ reservoirs. We provide laboratory based analytical and field services to characterize properties of crude oil and petroleum products to the oil and gas industry. We also provide proprietary and joint industry studies based on these types of analysis.

Production Enhancement:    Includes services and products relating to reservoir well completions, perforations, stimulations and production. We provide integrated diagnostic services to evaluate and monitor the effectiveness of well completions and to develop solutions aimed at increasing the effectiveness of enhanced oil recovery projects.

For more information about our business, please see Part I, Item 1. “Business” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein.

Our Corporate Information

Our principal executive offices are located at Van Heuven Goedhartlaan 7B, 1181 LE Amstelveen, the Netherlands, and our telephone number is +31(0) 20 420-3191. Our website address is www.corelab.com. Except for information specifically incorporated by reference into this prospectus that may be accessed from our website, the information on our website is not part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to invest in our securities.

We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

“Core Lab,” “Core Laboratories,” the Core Lab logo, and other trademarks or service marks of Core Laboratories N.V. appearing in this prospectus are the property of Core Laboratories N.V. This prospectus contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING

Securities offered	Common shares having an aggregate offering price of up to $60,000,000.

Manner of offering	“At the market offering” that may be made from time to time through Wells Fargo Securities, as sales agent. See “Plan of Distribution (Conflicts of Interest).”

Voting rights	Each common share is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, will have the exclusive right to vote for the election of supervisory directors and do not have cumulative voting rights.

Use of proceeds	We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes, which may include, among other things, investments in the development of new products and technology, capital expenditures, repayments of indebtedness, working capital and potential acquisitions. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common shares.

Ticker symbol	“CLB”

Conflicts of Interest	An affiliate of Wells Fargo Securities is a lender under our Credit Facility (as defined herein). To the extent we use proceeds from this offering to repay indebtedness under our Credit Facility, such affiliate may receive proceeds from this offering and, as such, will have a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should carefully consider the risks described below, with other information in this prospectus and the documents incorporated by reference, including the risks under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and our Current Report on Form 8-K filed with the SEC on June 23, 2020. The occurrence of any of these risks could harm our business, financial condition, or future results. In such an event, the market price of our common shares could decline, and you may lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business, financial condition, or future results.

Risks Related to this Offering and Our Common Shares

We have broad discretion in the use of the net proceeds from this offering and may use them in a manner that does not improve our financial performance or operating results.

We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes, which may include, among other things, investments in the development of new products and technology, capital expenditures, repayments of indebtedness, working capital and potential acquisitions. See the section of this prospectus supplement entitled “Use of Proceeds.” Although we plan to use the net proceeds from this offering as described, we have not designated the amount of net proceeds from this offering to be used for any specific purpose. We will have broad discretion in the use of the net proceeds. You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common shares.

Future sales of substantial amounts of our common shares, or the possibility that such sales could occur, could adversely affect the market price of our common shares.

We may issue our common shares from time to time in this offering in an aggregate price to the public of up to $60.0 million. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common shares. See “Plan of Distribution (Conflicts of Interest)” on page S-14 of this prospectus for more information about the possible adverse effects of our sales under the sales agreement.

It is not possible to predict the actual number of shares we will sell under the sales agreement or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the proceeds to be raised in connection with those sales.

The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and therefore may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold from time to time in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Dividends distributed by us on the common shares to certain related parties in low-taxed jurisdictions might in the future become subject to an additional Dutch withholding tax on dividends.

Under current law, dividends paid on the common shares offered hereby are in principle subject to Dutch dividend withholding tax at a rate of 15% under the Dutch Dividend Withholding Tax Act, unless a domestic or treaty exemption applies. In a letter to the Dutch parliament dated May 29, 2020, the Dutch State Secretary of Finance announced that the government intends to introduce an additional withholding tax on dividends paid (i) to group entities in jurisdictions that have a corporate income tax rate below 9%, (ii) to group entities in jurisdictions that are included on the EU’s blacklist of non-cooperative jurisdictions or (iii) in certain abusive situations, effective January 1, 2024. On September 25, 2020, the Dutch government launched an internet consultation to provide interested parties the opportunity to respond to the draft legislative proposal to introduce the conditional withholding tax on dividends. Pursuant to the proposal published for consultation purposes, the conditional withholding tax on dividend payments will be implemented in the form of an amendment to the recently passed conditional withholding tax on interest and royalty payments pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), which act will become effective January 1, 2021. The proposal published for consultation purposes stipulates that the rate will be equal to the highest Dutch corporate income tax rate (currently 25%) at the time of the dividend payment. At the same time, the current Dutch dividend withholding tax regime is anticipated to remain in place. However, if the dividend withholding tax and the conditional withholding tax on dividends cumulate, the proposal published for consultation purposes stipulates that the conditional withholding tax will be reduced by the dividend withholding tax levied. As a result, if the shareholder being a related entity (A) is established or has a permanent establishment in a jurisdiction that has a corporate tax rate below 9% or in a jurisdiction included on the EU’s blacklist of non-cooperative jurisdictions, (B) is a hybrid entity or a reverse hybrid entity or (C) is interposed to avoid tax otherwise due by another entity, the tax rate on dividends distributed by us may rise in the future from 15% to the highest corporate tax rate (currently 25%). The internet consultation closed on October 23, 2020. After the internet consultation, the Dutch government aims to prepare the final legislative proposal in early 2021.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement.

We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes, which may include, among other things, investments in the development of new products and technology, capital expenditures, repayments of indebtedness, working capital and potential acquisitions. Pending the use of the net proceeds as described above, we intend to invest these net proceeds in investment-grade interest-bearing obligations, highly liquid cash equivalents, certificates of deposit, or direct or guaranteed obligations of the United States of America.

As of December 15, 2020, we had $123.0 million in borrowings outstanding under our Seventh Amended and Restated Credit Agreement, dated June 19, 2018 (as subsequently amended, the “Credit Facility”), at a weighted average interest rate of 2.935%. Aggregate commitments under the Credit Facility are $225.0 million and we may elect to increase the size of the Credit Facility by up to $50.0 million, subject to certain conditions. The Credit Facility matures on June 19, 2023. Borrowings under our revolving credit facility were used for general corporate purposes.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

An affiliate of Wells Fargo Securities is a lender under our Credit Facility. To the extent we use proceeds from this offering to repay indebtedness under our Credit Facility, such affiliate may receive proceeds from this offering and, as such, will have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) relating to the purchase, ownership and disposition of our common shares. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings, judicial decisions and the tax treaty between the United States and the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Treaty”), all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

The following summary applies only to U.S. holders of our common shares that hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties (other than the Treaty). This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities;

•	banks or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt or governmental organizations;

•	insurance companies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	persons that hold our common shares as part of a straddle, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•	persons deemed to sell our common shares under the constructive sale provisions of the Code;

•	persons whose “functional currency” is not the U.S. dollar;

•	partnerships and other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and holders of interests therein;

•	persons subject to the alternative minimum tax;

•	persons who actually or constructively own 10% or more (by vote or value) of our equity; and

•	former U.S. citizens or long-term residents of the United States.

The following summary will apply to you if you are a U.S. holder of our common shares. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of our common shares and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident;

•	a corporation that was created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common shares to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common shares by such partnership.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Distributions on Common Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” distributions, if any, made on our common shares (including any amount withheld in respect of Dutch taxes) generally will be included in your income as ordinary dividend income to the extent of our current or accumulated earnings and profits, computed under U.S. federal tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your tax basis in the common shares and thereafter as capital gain from the sale or exchange of such common shares. See “—Sale, Exchange or Other Taxable Disposition of Common Shares.”

Because we are not a U.S. corporation, U.S. holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to the common shares will generally be treated as foreign source income for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes. However, as discussed below under “—Foreign Tax Credit,” all or a portion of such dividends may be treated as U.S.-source income.

Dividends paid on our common shares to a non-corporate U.S. holder generally will be treated as “qualified dividend income” that is taxable to such non-corporate U.S. holder at preferential capital gain tax rates provided that (i) the common shares are readily tradable on an established securities market in the United States (such as the New York Stock Exchange) or we are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has determined is satisfactory and that includes an exchange of information provision (such as the Treaty); (ii) we are not a PFIC (as defined below) for the taxable year during which the dividend is paid or the immediately preceding taxable year (see the discussion below under “—Passive Foreign Investment Company Rules”); and (iii) certain holding period and other requirements are satisfied. Non-corporate U.S. holders should consult their tax advisors regarding the availability of the preferential rates applicable to qualified dividend income for any dividends paid with respect to our common shares.

Foreign Tax Credit

U.S. holders may be subject to Dutch withholding tax on distributions paid with respect to our common shares. Subject to certain limitations that may vary depending upon the circumstances, such Dutch taxes withheld on distributions on our common shares at a rate not exceeding the rate provided by the Treaty may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability. Alternatively, a U.S. holder may, subject to applicable limitations, elect to deduct the otherwise creditable Dutch withholding taxes for U.S. federal income tax purposes.

For foreign tax credit purposes, if we are a “United States-owned foreign corporation” (as defined below), dividends on our common shares may be recharacterized as “U.S.-source income” in the same proportion as the percentage of our earnings and profits (as determined under U.S. tax principles) from sources within the United States. A foreign corporation is a “United States-owned foreign corporation” if 50% or more (by vote or by value) of the stock of such corporation is held, directly or indirectly, by United States persons (as defined in the Code). It appears that, as of the date hereof, United States persons own 50% or more of the voting power and value of our common shares, and thus a portion of the dividends received by a U.S. holder may be treated as U.S.-source income for purposes of calculating such U.S. holder’s foreign tax credit limitation. To the extent that a U.S. holder is unable to establish that all or a portion of a dividend from us is foreign source income, the value of any potential foreign tax credit attributable to foreign withholding taxes on our dividends may be limited. These rules, however, generally do not apply to dividends paid out of the earnings and profits of a United States-owned foreign corporation during a taxable year if less than 10% of such earnings and profits is attributable to sources within the United States.

The rules governing the foreign tax credit are complex and their application depends on each taxpayer’s particular circumstances. Accordingly, U.S. holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the discussion under “—Passive Foreign Investment Company Rules” below, you generally will recognize taxable gain or loss upon the sale, exchange or other taxable disposition of our common shares in an amount equal to the difference between the amount realized and your tax basis in the common shares. Your tax basis will generally equal the amount you paid for the common shares reduced (but not below zero) by the amount of any distributions on the common shares that are treated as a non-taxable return of capital (as discussed above in “—Distributions on Common Shares”). Such gain or loss will be treated as long-term capital gain or loss if your holding period at the time of the sale, exchange or other taxable disposition of the common shares is more than one year. Long-term capital gains of individuals, estates, and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Passive Foreign Investment Company Rules

Adverse U.S. federal income tax rules apply to a U.S. holder that holds shares in a foreign corporation classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. holder in any taxable year in which, after applying certain look-through rules, either:

•

at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains, and rents derived other than in the active conduct of a rental business); or

•	the average percentage by value (determined quarterly) of our assets during such taxable year that produce or are held for the production of passive income is at least 50%.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock.

Based on estimates of our gross income, the nature and value of our assets, the manner in which we conduct our business and our expectation for the manner in which such business will be conducted in the future, we do not believe that we were a PFIC for our 2019 taxable year and do not expect to be treated as a PFIC in the current taxable year or any future taxable year. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure U.S. holders that the IRS will not take a contrary position. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change.

If we were to be treated as a PFIC for any taxable year in which you hold our common shares (and regardless of whether we remain a PFIC for subsequent taxable years), gain recognized by you on the sale or other disposition of the common shares would be allocated ratably over your aggregate holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that taxable year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. Further, to the extent that any distribution received by you on your common shares exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or your holding period, whichever is shorter, that distribution will be subject to taxation in the same manner as gain, described immediately above. Certain elections (such as a “QEF election” or “mark-to-market” election) may be available that would result in alternative treatments of the common shares. If we do not provide the information necessary for U.S. holders to make a QEF election, such an election may not be available. You should consult your tax advisor to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in your particular circumstances.

If we were to be treated as a PFIC for any taxable year in which you hold our common shares, you generally will be required to file an annual information return with the IRS reflecting such ownership, regardless of whether a special election for alternative treatment is made. You should consult your tax advisor regarding the adverse tax consequences of owning our common shares if we were to be a PFIC.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of dividends if such payments are made through a U.S. payor or U.S. middleman (as defined in the U.S. Treasury regulations). Backup withholding will apply to such payments of dividends unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Foreign Financial Asset Reporting

Certain U.S. holders that own “specified foreign financial assets” that meet certain U.S. dollar value thresholds generally are required to file an information return with respect to such assets with their tax returns. Our common shares generally will constitute specified foreign financial assets subject to these reporting requirements unless the common shares are held in an account at certain financial institutions. U.S. holders are encouraged to consult their tax advisors regarding the application of these disclosure requirements to their ownership of the common shares.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into a sales agreement with Wells Fargo Securities, under which we may offer and sell common shares having an aggregate offering price of up to $60 million from time to time through or to Wells Fargo Securities as sales agent or principal. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, on any other existing trading market for our common shares or to or through a market maker. In addition, our common shares may be offered and sold by such other methods, including privately negotiated transactions, as we and the sales agent agree in writing.

Subject to the terms of the sales agreement, we have agreed to issue and sell exclusively through Wells Fargo Securities acting as sales agent or directly to Wells Fargo Securities acting as principal from time to time, and Wells Fargo Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell for us, the common shares. As sales agent, Wells Fargo Securities will not engage in any transactions that stabilize our common shares. Under the terms of the sales agreement, if we sell shares to Wells Fargo Securities as principal, we will enter into a separate terms agreement with Wells Fargo Securities containing the terms and conditions of such sale.

We will designate the maximum amount of shares or dollar value of our common shares to be sold through Wells Fargo Securities on a daily basis or otherwise as we and Wells Fargo Securities agree. We may instruct Wells Fargo Securities not to sell our common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or Wells Fargo Securities may suspend the offering of our common shares upon proper notice and subject to other conditions. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

We will pay Wells Fargo Securities a commission equal to up to 1.5% of the gross sales price per share for any shares sold through it as agent under the sales agreement. Wells Fargo Securities may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Wells Fargo Securities and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principal. We have also agreed to reimburse Wells Fargo Securities for certain expenses incurred in connection with the offering of our common shares pursuant to the sales agreement, including fees and disbursement of counsel to Wells Fargo Securities up to a maximum of $75,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares. All of our offering expenses will be paid by us. We estimate that the expenses of the offering payable by us, excluding discounts and commissions, will be approximately $200,000.

Sales of our common shares as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent otherwise agree. Settlement for sales of our common shares will occur on the second business day that is also a trading day following the date on which any sales were made in return for payment of the proceeds, net of commission, to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of common shares sold through Wells Fargo Securities under the sales agreement or any terms agreement and the net proceeds to us.

In connection with the sale of our common shares on our behalf, Wells Fargo Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Wells Fargo Securities will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Wells Fargo Securities against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that Wells Fargo Securities may be required to make in respect of such liabilities, all as more particularly set forth in the sales agreement.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all common shares subject to the sales agreement, and (2) termination of the sales agreement by us or Wells Fargo Securities. The sales agreement may be terminated (i) by us or Wells Fargo Securities at any time upon 3 days’ notice, and (ii) by Wells Fargo Securities at any time in certain circumstances, including our failure to maintain a listing of our common shares on the NYSE or the occurrence of a material adverse change in our company or financial markets.

Our common shares are listed on the NYSE and Euronext Amsterdam under the symbol “CLB”.

Conflicts of Interest

Wells Fargo Securities and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

In addition, in the ordinary course of its business activities, Wells Fargo Securities and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wells Fargo Securities and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

An affiliate of Wells Fargo Securities is a lender under our Credit Facility. To the extent we use proceeds from this offering to repay indebtedness under our Credit Facility, such affiliate may receive proceeds from this offering and, as such, will have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of Rule 5121. Wells Fargo Securities will not be permitted to sell our common shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

LEGAL MATTERS

The validity of the common shares, preferred shares and warrants being offered by this prospectus and other legal matters concerning this offering relating to Dutch law will be passed upon for us by NautaDutilh N.V., Amsterdam, the Netherlands. Certain legal matters relating to United States law and certain matters relating to United States federal income taxation will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Davis, Polk & Wardwell LLP, New York, New York, is acting as counsel for the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of Core Laboratories N.V. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 3,1 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report covering the December  31, 2019 financial statements refers to a change in the method of accounting for leases.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC (File No. 001-14273). Our filings with the SEC are available to the public through the Internet at the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the NYSE.

We make available free of charge on our Internet website at www.corelab.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with it. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC. Therefore, before you decide to invest in our common shares, you should always check for reports we may have filed with the SEC after the date of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 10, 2020;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March  31, 2020, filed with the SEC on April 24, 2020, for the fiscal quarter ended June 30, 2020, filed with the SEC on July 24, 2020, and for the fiscal quarter ended September  30, 2020, filed with the SEC on October 22, 2020;

•

our current reports on Form 8-K filed with the SEC on January 29, 2020, March 5, 2020, March 27, 2020, April 22, 2020, May 20, 2020, June  23, 2020 and October 16, 2020 (excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March  20, 2020, as supplemented on March 27, 2020, and May 12, 2020; and

•

the description of our common shares contained in our registration statement on Form 8-A, filed July 2, 1998, including any amendment to that form or exhibit to our Annual Report on Form 10-K that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common shares.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

General Counsel

c/o Core Laboratories LP

6316 Windfern Road

Houston, Texas 77040

(713) 328-2673

PROSPECTUS

Core Laboratories N.V.

Common Shares

Preferred Shares

Warrants

We may offer from time to time an indeterminate amount of our common shares, preferred shares and warrants. We refer to these common shares, preferred shares and warrants collectively as the “securities.” The securities may be convertible into or exercisable or exchangeable for other securities. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) and Euronext Amsterdam Stock Exchange (“Euronext Amsterdam”) under the trading symbol “CLB.”

Investing in our securities involves risk. Please see “Risk Factors“ on page 6 for information about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 13, 2020

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is not making an offer to sell in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “Core Lab” and to the “Company,” “we,” “us” or “our” are to Core Laboratories N.V. and its consolidated affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.corelab.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus. We also file Annual Accounts and Semi-Annual Accounts with the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten).

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded or modified by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

Any information that we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1933, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus, and that is deemed “filed” with the SEC, will automatically be incorporated by reference into this prospectus and update and supersede this information. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded. We also incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 10, 2020;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on April 24, 2020 and for the fiscal quarter ended June 30, 2020, filed with the SEC on July 24, 2020;

•

our current reports on Form 8-K filed with the SEC on January 29, 2020, March  5, 2020, March  27, 2020, April  22, 2020, May  20, 2020, and June 23, 2020 (excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2020, as supplemented on March  27, 2020, and May 12, 2020; and

•

the description of our common shares contained in our registration statement on Form 8-A, filed July 2, 1998, including any amendment to that form or exhibit to our Annual Report on Form 10-K that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common shares.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

General Counsel

c/o Core Laboratories LP

6316 Windfern Road

Houston, Texas 77040

(713) 328-2673

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, including the documents incorporated by reference herein, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These “forward-looking statements” are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document, words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “project”, “will”, “should”, “could”, “may”, “predict” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. You are cautioned that actual results could differ materially from those anticipated in forward-looking statements. Any forward-looking statements, including statements regarding the intent, belief or current expectations of us or our management, are not guarantees of future performance and involve risks and uncertainties that we cannot predict and assumptions about us and the industry in which we operate that may prove to be incorrect. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein.

Forward-looking statements may include statements about:

•	the effectiveness of cost-cutting initiatives to offset revenue declines;

•	the risks and uncertainties attendant to adverse industry, political, economic and financial market conditions, including stock prices, government regulations, interest rates and credit availability;

•	unsettled political conditions, war, civil unrest, currency controls and governmental actions in the numerous countries in which Core Lab operates;

•	general economic conditions;

•	global or national health events, including the ongoing outbreak and resulting economic effects of the COVID-19 pandemic, including any actions taken by businesses and governments;

•	Core Lab’s dependence on one industry, oil and gas, and the impact of commodity prices on the expenditure levels of us and our clients;

•	oil and natural gas demand and production growth;

•	Core Lab’s ability to continue to develop or acquire new and useful technology;

•	competition in the markets Core Lab serves;

•	the effects of industry consolidation;

•	weather and seasonal factors;

•	the realization of anticipated synergies from acquired businesses and future acquisitions and integration of acquired businesses;

•	pending legal or environmental matters;

•	our forecasts or expectations regarding business outlook;

•	uncertainty regarding Core Lab’s future operating results as a whole or each of Core Lab’s business segments; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

Core Lab’s businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained or further decrease in the price of natural gas or oil, which could have a material impact on exploration, development and production activities, could also materially affect Core Lab’s financial position, results of operations and cash flows.

The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. Core Lab’s outlook is subject to various important cautionary factors, including, but not limited to, changing global economic conditions; public health crises, such as the COVID-19 pandemic, and any related actions taken by businesses and governments; changes in exploration, development and production spending by our customers and changes in the level of oil and natural gas exploration and development; general economic, political, and business conditions in key regions of the world; foreign currency risk; pricing pressure; weather and seasonal factors; operational modifications, delays or cancellations; and changes in government regulations and regulatory requirements. For a discussion of risk and uncertainties, please read Core Lab’s Annual Report on Form 10-K for the year ended December 31, 2019 and Core Lab’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein, and the “Risk Factors” section in this prospectus.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, Core Lab’s actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

ABOUT US

Core Lab is a public company with limited liability incorporated under the laws of the Netherlands. We were established in 1936 and are one of the world’s leading providers of proprietary and patented reservoir description and production enhancement services and products to the oil and gas industry. These services and products can enable our clients to improve reservoir performance and increase oil and gas recovery from their producing fields. We have over 70 offices in more than 50 countries and has approximately 3,800 employees.

We operate our business in two reportable segments: Reservoir Description and Production Enhancement. These complementary segments provide different services and products and utilize different technologies for improving reservoir performance and increasing oil and gas recovery from new and existing fields.

Reservoir Description: Encompasses the characterization of petroleum reservoir rock, fluid and gas samples to increase production and improve recovery of oil and gas from our clients’ reservoirs. We provide laboratory based analytical and field services to characterize properties of crude oil and petroleum products to the oil and gas industry. We also provide proprietary and joint industry studies based on these types of analysis.

Production Enhancement: Includes services and products relating to reservoir well completions, perforations, stimulations and production. We provide integrated diagnostic services to evaluate and monitor the effectiveness of well completions and to develop solutions aimed at increasing the effectiveness of enhanced oil recovery projects.

Our principal executive offices are located at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam, the Netherlands, and our telephone number is +31(0) 20 420-3191. Our website address is www.corelab.com. Except for information specifically incorporated by reference into this prospectus that may be accessed from our website, the information on our website is not part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to invest in our securities.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors included herein, together with all of the other information included in this prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions of complementary businesses or other assets.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

DESCRIPTION OF SHARE CAPITAL

The following summary of the terms of our ordinary and preferred shares does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Dutch law and our Articles of Association. Our Articles of Association and relevant Dutch law, not this summary, define your rights as a holder of our ordinary shares. Material U.S. federal income tax considerations related to the purchase, ownership and disposition of our ordinary shares and our preferred shares will be described in the prospectus supplement.

Authorized Capital

Our Articles of Association authorizes 200,000,000 ordinary shares, par value €0.02 per share, and 6,000,000 preferred shares, par value €0.02 per share, for issuance. As of August 11, 2020, we had 44,494,696 ordinary shares outstanding and did not have any preferred shares outstanding.

Under Dutch law, our authorized capital is the maximum capital that we may issue without amending our Articles of Association. An amendment of our Articles of Association would require a resolution from the general meeting of shareholders.

Our ordinary shares has traded under the symbol “CLB” on the New York Stock Exchange since 1998 and was dual-listed on Euronext Amsterdam on May 16, 2012.

Except as otherwise provided by Dutch law or our Articles of Association, holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, will have the exclusive right to vote for the election of supervisory directors (“directors”) and do not have cumulative voting rights.

Dividend Rights

All outstanding ordinary shares (i.e., shares not held by us) are entitled to participate equally and receive dividends that may be paid out of available profits of the preceding fiscal year or years or distributions out of contributed surplus capital reserves. All accumulated and unpaid dividends payable on preferred shares (if issued and outstanding) must be paid prior to the payment of any dividends on our ordinary shares. The amount available for declaration and payment of future dividends will be at the discretion of the Board of Supervisory Directors (the “Supervisory Board”) and will depend upon, among other things, future earnings, general financial condition, liquidity, capital requirements, and general business conditions.

Issuance of Shares

Under Dutch law, we may only issue shares pursuant to a resolution of the general meeting of shareholders, unless another corporate body has been designated to do so by a resolution of the general meeting of shareholders or by our Articles of Association. Our Supervisory Board is designated for a period of eighteen months until November 20, 2021 to issue shares and grant rights to subscribe for shares up to 10% of the outstanding shares per annum. The designation may be extended from time to time, with periods not exceeding five years, by a resolution of the general meeting of shareholders adopted with a simple majority, provided that such resolution is proposed by the Supervisory Board.

Pre-Emptive Rights

Under Dutch law, in the event of an issuance of ordinary shares, each holder of ordinary shares will have a pro rata pre-emptive right based on the number of ordinary shares held by such shareholder. Pre-emptive rights do not apply with respect to the issuance of preferred shares, or to ordinary shares issued to our employees or the employees of one of our group companies pursuant to stock awards granted under the 2014 Long-Term Incentive

Plan and the 2014 Nonemployee Director Stock Incentive Plan. Our Supervisory Board is authorized for a period of eighteen months until November 20, 2021 to limit or exclude any pre-emptive rights to which shareholders may otherwise be entitled in connection with the issuance of shares up to a maximum of 10% of the outstanding shares per annum. The above authority to limit or exclude pre-emptive rights can only be exercised if at that time the authority to issue shares is in full force and effect. The authority to limit or exclude pre-emptive rights may be extended from time to time, with periods not exceeding five years, by a resolution of the general meeting of shareholders adopted with a simple majority if more than 50% of the company’s issued capital is represented at the relevant general meeting. If less than 50% of the issued capital is represented at the relevant general meeting, a resolution to limit or exclude pre-emptive rights requires a majority of two-thirds of the votes cast.

Repurchase of Shares

Under Dutch law, a public company with limited liability (naamloze vennootschap) may acquire its own shares, subject to certain provisions of Dutch law and our Articles of Association. According to the Dutch Civil Code, we and our subsidiaries may repurchase and can hold up to 50% of our issued share capital at one time, if such repurchase has been approved by the shareholders. In connection with our initial public offering in September 1995, our shareholders authorized our Management Board to repurchase up to 10% of our issued share capital, the maximum allowed under Dutch law at the time, for a period of 18 months. At our annual shareholders’ meeting on May 20, 2020, our shareholders authorized an extension until November 20, 2021 of the existing authorization of our Management Board to repurchase up to 10% of the issued share capital through one or more purchases at the stock exchanges where our shares are listed or otherwise, and to determine the price of shares at any price in the open market, such price not to exceed $350.00 per share or its equivalent in other currencies. In order not to expire, this authorization of our Management Board must be renewed every 18 months.

Capital Reduction

Subject to Dutch law and our Articles of Association, pursuant to a proposal of the Supervisory Board, the general meeting of shareholders may resolve to reduce the issued capital by cancellation of shares or by reducing the nominal value of the shares by means of an amendment to our Articles of Association. The affirmative vote of the majority of the votes cast at the general meeting is required to cancel our repurchased shares if more than one-half of our issued share capital is represented at the general meeting. If less than one-half of our issued share capital is represented at the general meeting, then the affirmative vote of two-thirds of the votes cast at the general meeting is required to approve the cancellation of our repurchased shares. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the general meeting.

After the general meeting of shareholders, if a share cancellation is approved, we will file a copy of the extract of the minutes of the general meeting of shareholders with the Dutch trade registry and will subsequently publish a notice of such deposit in a Dutch daily newspaper. If no creditors oppose the capital reduction within two months after the publication in a Dutch daily newspaper, then the cancellation of the shares will become effective after this two-month waiting period.

General Meeting of Shareholders

Procedures and Admissions

Pursuant to our Articles of Association, general meetings of shareholders are held in Amsterdam, the Netherlands being the place in which the company has its corporate seat, Delft, Rotterdam, Den Haag, Utrecht or Haarlemmermeer. A general meeting of shareholders will be held at least once a year within the period required by Dutch law. Extraordinary general meetings of shareholders will be held as frequently as needed or desirable; however, they must be convened by the Management Board and/or the Supervisory Board. The Management

Board and/or the Supervisory Board must give public notice of a general meeting of shareholders or an extraordinary meeting of shareholders, by at least such number of days prior to the day of the meeting as required by Dutch law, which is currently 42 days. The agenda for a meeting of shareholders must contain such items as the Management Board, Supervisory Board or the person or persons convening the meeting determine. The agenda shall also include any matter, the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital as determined by Dutch law, which is currently set at three percent. The request to consider such matter should have been received by us no later than on the 60th day prior to the day of the meeting accompanied by a statement containing the reasons for the request. The agenda for the annual general meeting of shareholders shall contain, among other items, items placed on the agenda in accordance with Dutch law and our Articles of Association, the consideration of the annual report, the discussion and adoption of our annual accounts, our compensation policies, the proposal to pay a dividend (if applicable), proposals relating to the composition of the Management Board and Supervisory Board, the filling of any vacancies on those boards, the proposals placed on the agenda by the Supervisory Board or Management Board, together with the items proposed by shareholders in accordance with provisions of Dutch law and our Articles of Association. Shareholders are entitled to attend our general meeting of shareholders, to address the general meeting of shareholders and to vote, either in person or represented by a person holding a written proxy. The requirement that a proxy must be in written form is also fulfilled when it is recorded electronically. The holder of a right of usufruct or a pledgee with voting rights is entitled to request an item to be placed on the agenda of the general meeting of shareholders, to attend the general meeting of shareholders, to address the general meeting of shareholders and to vote. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) our Articles of Association explicitly allow such practice and (ii) all shareholders entitled to vote are in favor of the resolution to be adopted. Members of the Management Board and Supervisory Board are authorized to attend general meetings of shareholders. They have an advisory vote. The general meeting of shareholders is presided over by the Chairman of the Supervisory Board. In the absence of the chairman, the general meeting will itself decide who is to chair the meeting.

Voting Rights

Under Dutch law, each ordinary share confers the right to cast one vote at the general meeting of shareholders. Each shareholder may cast as many votes as it holds shares. Pursuant to our Articles of Association, each share (whether common or preferred) will confer the right to cast one vote. Resolutions by the general meeting of shareholders must be adopted by an absolute majority of votes cast, unless another standard of votes and / or a quorum is required by virtue of Dutch law or our Articles of Association. There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting, except in specific instances prescribed by Dutch law or our Articles of Association. According to our Articles of Association, each resolution by the general meeting requires a two-thirds majority of the votes cast representing more than half of the issued share capital, except for (i) resolutions to be adopted pursuant to a proposal by the Supervisory Board, which require a simple majority regardless of the number of votes cast at the relevant general meeting, and (ii) resolutions to amend the Articles of Association, which require a two-thirds majority of the votes cast representing more than half of the issued share capital and can be adopted only pursuant to a proposal by the Management Board which proposal requires approval by the Supervisory Board. Each shareholder has the right to participate in, address and exercise its right to vote at the general meeting of shareholders in person or by written proxy or by electronic means of communication, subject to certain conditions for the use of electronic means of voting set by or pursuant to the Articles of Association. No votes may be cast at a general meeting of shareholders on the shares held by us or our subsidiaries. Nonetheless, the holders of a right of usufruct and the holders of a right of pledge in respect of the shares held by us or our subsidiaries in our capital are not excluded from the right to vote on such shares, if the right of usufruct or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct or a right of pledge. Dutch law requires that the record date be on the 28th day prior to the date of the general meeting. Shareholders as of the record date shall be deemed entitled to attend and to vote at the general meeting. There is no specific provision in

Dutch law relating to adjournment of the general meeting of shareholders, but the prevailing view is that it is not allowed to adjourn a general meeting of shareholders for more than a few hours.

The Board of Supervisory Directors

Our Articles of Association provide for one or more directors. Our Supervisory Board currently has seven members who are divided into three classes. Each class is elected for a term such that the term of one class of directors expires at the annual meeting each year. A director may be appointed to the Supervisory Board for a three-year term. The appointment of directors may result from a binding nomination made by the Supervisory Board. In case no binding nomination has been made, the general meeting shall be free in its choice. The general meeting shall also be free in its choice if it deprives any nomination of its binding character in a resolution passed by at least two thirds of the valid votes cast at a meeting where more than half of the issued share capital is present or represented.

Shareholder Vote on Certain Reorganizations

Under Dutch law, the approval of our general meeting of shareholders is required for any significant change in the identity of us or our business.

Appraisal Rights

The concept of appraisal rights does not exist under Dutch law, subject to certain exceptions. However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) holds at least 95% of the company’s issued share capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Division (Ondernemingskamer) of the Court of Appeal in Amsterdam, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary, after the appointment of one or three experts who will offer an opinion to the Enterprise Division on the value of shares to be transferred. Furthermore, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EEA member state, a shareholder of a non-surviving Dutch company who has voted against the cross-border merger may make a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts, subject to certain exceptions.

Anti-Takeover Provisions

Under Dutch law, protective measures against takeovers are possible and permissible, within the boundaries set by Dutch law and Dutch case law. The following resolutions and provisions of our Articles of Association may have the effect of making a takeover of our company more difficult or less attractive, including:

•

until November 20, 2021, our Supervisory Board has been designated to issue shares and grant rights to subscribe for shares in the form of ordinary or preferred shares, up to a maximum of 10% of outstanding shares per annum and to limit or exclude pre-emptive rights on shares;

•	shareholder action by written consent is not permitted, thereby requiring all shareholder actions to be taken at a general meeting of shareholders; and

•

the existence of a staggered Supervisory Board in which there are three classes of directors serving staggered three-year terms, thus expanding the time required to change the composition of a majority of directors.

Subject to the limits of the New York Stock Exchange listing rules, any preferred shares described above would vote together with the ordinary shares on matters submitted to shareholders for approval and have the same number of votes per share as the number of ordinary shares. Issuing preferred shares in the appropriate number may result in the holders of such preferred shares having voting power equal to all issued ordinary shares. This can be used to provide time for our Management Board and Supervisory Board to negotiate the terms of a possible transaction that is in the best interest of all our stakeholders. In the event of a hostile takeover bid, in general, our Management Board and Supervisory Board still have the duty to act in the interest of our company and all its stakeholders.

Inspection of Books and Records

The Management Board provides all information required by Dutch law at the general meeting of shareholders and makes the information available to individual shareholders at the office of the company with copies available upon request. The part of our shareholders’ register kept in the Netherlands is available for inspection by the shareholders.

Amendment of our Articles of Association

The general meeting of shareholders is able to effect an amendment of the Articles of Association only upon a proposal of our Management Board, which proposal requires approval from our Supervisory Board and by a two-thirds majority of the votes cast representing more than half of the issued share capital. A proposal to amend the Articles of Association whereby any change would be made in the rights which vest in the holders of shares in a specific class in their capacity as such, shall require the prior approval of the meeting of the holders of the shares of that specific class.

Dissolution, Merger or Demerger

The general meeting of shareholders will only be able to effect a dissolution of the company. The liquidation of the company shall be carried out by the Management Board, if and to the extent the general meeting of shareholders has not appointed one or more other liquidators.

Under Dutch law, a resolution for a legal merger (juridische fusie) or legal demerger (juridische splitsing) is adopted in the same manner as a resolution to amend our Articles of Association. The general meeting of shareholders may, in accordance with the relevant merger or demerger proposal, adopt a resolution for a legal merger or legal demerger, only upon a proposal of our Management Board, which proposal requires approval from our Supervisory Board and a two-thirds majority of the votes cast representing more than half of the issued share capital.

Shareholder Suits

If a third party is liable to a Dutch company, under Dutch law generally shareholders do not have the right to bring an action on behalf of the company or bring an action on their own behalf to recover damages sustained as a result of a decrease in value, or loss of an increase in value, of their shares. Only in the event that the cause for the liability of such third party to the company also constitutes a tortious act directly against such shareholder and the damages sustained are permanent may that shareholder have an individual right of action against such third party on its own behalf to recover such damages. Dutch law provides for the possibility to initiate a collective action, which would be the Dutch equivalent of a class action. A foundation or association (with full legal rights) whose objective, as stated in its articles of association, is to protect the rights of other persons having similar interests, can initiate such a class action, provided that these interests are sufficiently safeguarded and—subject to certain exceptions—certain standing requirements are met. The court decides in an interlocutory ruling if those criteria are met. If there are multiple foundations/associations intending to bring a claim in relation the same matter, the court will appoint one of them as exclusive representative of all claimants. After the interlocutory judgment, the class action would be adjudicated on its merits after the expiration of a period stipulated by the court during which Dutch residents may opt out of the class action (failing which, they will be bound to the outcome of the class action) and non-Dutch residents may opt in (failing which they will not be bound to the outcome of the class action, unless the court decides otherwise). It is possible for the claimant and defendant to reach a settlement during the merits phase of the class action. Such a settlement must be approved by the court and, once approved, will be binding on all class members, subject to a second opt-out phase stipulated by the court (without any distinction between Dutch residents and others).

Squeeze-Out

Under Dutch law, a shareholder who holds at least 95% of our issued capital for its own account may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder. The proceedings are held before the Enterprise Division, which may award the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will render an opinion to the Enterprise Division on the value of the shares. If the squeeze-out proceedings are commenced shortly following completion of a public offer, the Enterprise Division may determine the squeeze-out price to be equal to the offer price (barring any extraordinary circumstances after settlement of the offer that justifies a different squeeze-out price). The squeeze-out proceedings result in a court order against the majority shareholder to accept transfer of the minority’s shares against payment of the squeeze-out price to such minority. The court order also has effect against any unknown shareholders (and the squeeze-out price could be paid in consignment if there are any unknown shareholders).

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.

MATERIAL DUTCH INCOME AND ESTATE TAX CONSIDERATIONS

Certain Dutch Tax Considerations

General

The following is a general summary of certain material Dutch tax considerations of the acquisition, ownership and disposal of ordinary shares. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or a prospective holder of ordinary shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or other similar arrangements) may be subject to special rules. In view of its general nature, this general summary should be treated with corresponding caution.

This discussion is for general information purposes only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of ordinary shares. Holders or prospective holders of ordinary shares should consult with their tax advisors for a full understanding of the tax consequences of the acquisition, ownership and disposal of ordinary shares in their particular circumstances, including the applicability and effect of Dutch tax laws.

Please note that this summary does not describe the Dutch tax considerations for a holder of ordinary shares who:

•

has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us within the meaning of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of ordinary shares is considered to hold a substantial interest in us, if such holder—either alone or, in the case of an individual, together with his/her partner (a statutorily defined term) or any of his/her relatives by blood or by marriage in the direct line (including foster children) or of his/her partner for Dutch tax purposes—owns or is deemed to own, directly or indirectly, (a) an interest of 5% or more of our total issued and outstanding share capital or of 5% or more of the issued and outstanding share capital of any class of our shares; or (b) rights to acquire, directly or indirectly, such interest in our shares; or (c) profit participating certificates relating to 5% or more of our annual profits and/or to 5% or more of our liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in us has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

•

owns ordinary shares where such holding qualifies or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in our nominal paid-in share capital qualifies as a participation. A holder may also have a participation if such holder does not have a 5% or more shareholding but a related entity (a statutorily defined term) has a participation or if the company in which the shares are held is a related entity (statutorily defined term);

•

is an individual for whom the ordinary shares or any benefits derived from the ordinary shares are a renumeration or deemed to be a renumeration for activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001); or

•

is a pension fund, an investment institution (fiscale beleggingsinstellingen), an exempt investment institution (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) and an entity that is, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, or an entity that is exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards.

Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. This summary is based on the tax laws of the Netherlands, published regulations thereunder, published authoritative case law and the tax treaty between the United States and the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (“Treaty”), all as in effect on the date of this prospectus, and all of which are subject to change, possibly with retroactive effect. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer only to the part of the Kingdom of the Netherlands located in Europe.

Dividend Withholding Tax

General

Dividends distributed by us generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of ordinary shares. The concept “dividends distributed” includes, among other things:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of capital not recognized as paid-in for Dutch dividend withholding tax purposes;

•

liquidation proceeds, proceeds of redemption or repurchase of ordinary shares by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of such ordinary shares as recognized for purposes of Dutch dividend withholding tax;

•

an amount equal to the par value of ordinary shares issued by us or an increase of the par value of ordinary shares, as the case may be, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

•

partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless (a) the general meeting of our shareholders has resolved in advance to make such repayment and (b) the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment of our Articles of Association.

Individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Dutch tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities”, as the case may be), generally are entitled to an exemption of or a credit for any Dutch dividend withholding tax against their income tax or corporate income tax liability and to a refund of any residual Dutch dividend withholding tax. The same generally applies to a holder of ordinary shares that is neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder of ordinary shares.

If a holder of ordinary shares is resident in a country other than the Netherlands, such holder of ordinary shares may, depending on his/her specific circumstances, be entitled to an exemption from, reductions of, or full or partial refund of, Dutch dividend withholding tax under Dutch national tax legislation or a double taxation convention in effect between the Netherlands and such other country.

Non-resident holders of ordinary shares are urged to consult their tax advisers regarding the general creditability or deductibility of Dutch dividend withholding tax and, in particular, the impact on such investors of our potential ability to receive a reduction as described in the previous paragraph.

Reduction of Dutch Dividend Withholding Tax Based on the Treaty

Pursuant to the provisions of the Treaty, certain corporate U.S. holders of ordinary shares are eligible for a reduction to 5% Dutch dividend withholding tax provided that such holder (a) owns directly at least 10% of our voting power, (b) is the beneficial owner of the dividends received, (c) does not have a Dutch permanent establishment to which the dividends are attributable and (d) meet other relevant requirements including those set out in provisions of Article 26 (Limitation on Benefits) of the Treaty. The Treaty also provides for a dividend withholding tax exemption on dividends, but only for a holder owning directly at least 80% of our voting power and meeting the relevant requirements.

Provided that certain conditions are met, dividends paid to qualifying exempt pension trusts and other qualifying exempt organizations, as defined in the Treaty, are exempt from Dutch dividend withholding tax.

Remittance to the Dutch Tax Authorities

In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, under certain circumstances, we may be entitled to retain a portion of the Dutch dividend withholding tax imposed in respect of a dividend distributed by us, that ordinarily would be required to be remitted to the Dutch tax authorities. Such portion is the lesser of:

•	3% of the dividends paid by us which is subject to Dutch dividend withholding tax; and

•

3% of the qualifying profit distributions, before deduction of non-Dutch withholding taxes on such distributions, received by us from qualifying non-Dutch subsidiaries and branches in the current calendar year (up to the date of our distribution) and the two preceding calendar years, as far as such profit distributions have not yet been taken into account for purposes of establishing the abovementioned reduction.

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to remit to the Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold on dividends distributed by us. Upon request, we will provide holders of ordinary shares with information regarding the portion of the Dutch withholding tax that was retained by us.

Dividend Stripping

Pursuant to legislation to counteract “dividend stripping”, a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the dividend is not the beneficial owner as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965). This legislation generally targets situations in which a shareholder retains the economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. These rules may also apply if the recipient of the dividends is not aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention, including the Treaty.

Taxes on Income and Capital Gains

Dutch Resident Individuals

If a holder of ordinary shares is a Dutch Resident Individual, any payment under the ordinary shares or any gain or loss realized on the disposal or deemed disposal of the ordinary shares is taxable at the progressive Dutch income tax rates (with a maximum of 49.5% in 2020), if:

(a)

the ordinary shares are attributable to an enterprise from which the Dutch Resident Individual derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise, other than as a shareholder (as defined in the Dutch Income Tax Act 2001); or

(b)

the holder of ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal actief vermogensbeheer) or derives benefits from the ordinary shares that are otherwise taxable as benefits from other activities (resultaat uit overige werkzaamheden).

If the abovementioned conditions (a) and (b) do not apply to the individual holder of ordinary shares, the ordinary shares are recognized as investment assets and as such included in such holder’s net investment asset base (rendementsgrondslag). Such holder will be taxed annually on a deemed return (with a maximum of 5.28% in 2020) of his/her net investment assets for the year at an income tax rate of 30%, insofar as his/her net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). Actual income, gains or losses in respect of the ordinary shares are as such not subject to Dutch income tax.

The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. For the net investment assets on January 1, 2020, the deemed return ranges from 1.7893% up to 5.28% (depending on the aggregate amount of the net investment assets of the individual on January 1, 2020). The deemed return will be adjusted annually on the basis of historic market yields.

Dutch Resident Entities

Any payment under or any gain or loss realized on the disposal or deemed disposal of the ordinary shares held by Dutch Resident Entities will generally be subject to Dutch corporate income tax at a rate of 16.5% with respect to taxable profits up to €200,000 and 25% with respect to taxable profits in excess of that amount (rates and brackets for 2020).

Non-resident Individuals and Entities of the Netherlands

A holder of ordinary shares will not be subject to Dutch income tax in respect of any payment under the ordinary shares, or on any gain or loss realized on the disposal or deemed disposal of the ordinary shares, provided that:

(a)	such holder is neither a resident nor deemed to be resident in the Netherlands for Dutch tax purposes;

(b)

such holder does not derive profits from an enterprise or a deemed enterprise (defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or is carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise, or part of an enterprise, the ordinary shares are attributable;

(c)

in the event such holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that go beyond ordinary asset management and does not derive benefits from the ordinary shares that are otherwise taxable as benefits from miscellaneous activities performed in the Netherlands.

If a holder of ordinary shares is neither a Dutch Resident Individual nor a Dutch Resident Entity, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands by reason only of acquisition or ownership of the ordinary shares.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift or inheritance taxes will be levied in the Netherlands with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of ordinary shares who is resident or deemed to be resident in the Netherlands at the time of the gift or his/her death.

Non-residents of the Netherlands

No Dutch gift or inheritance taxes will be levied with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of ordinary shares who is neither resident nor deemed to be resident in the Netherlands, unless:

(a)

in the case of a gift of ordinary shares by an individual who, at the date of the gift, was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or

(b)

the transfer of ordinary shares is otherwise construed as a gift or inheritance made by, or on behalf of, a holder of ordinary shares who, at the time of the gift or death, is or is deemed to be resident in the Netherlands.

For purposes of Dutch gift and inheritance taxes, a gift of ordinary shares made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will, among others, be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value Added Tax

In general, no Dutch value added tax will arise in respect of any payment under the ordinary shares, or in respect of or in connection with the acquisition, ownership and disposal of the ordinary shares.

Other Taxes and Duties

No registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty will be payable in the Netherlands by a holder of ordinary shares in respect of or in connection with the acquisition, ownership and disposal of the ordinary shares.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) using a combination of any of these methods. Any prospectus supplement will set forth some or all of the following information:

•	the terms of the offering, including whether the securities are being sold by us;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If dealers are used in the sale of securities, we or an underwriter may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in a prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. Any prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of securities will be a new issue, and other than our common shares, which are listed on the NYSE, will have no established trading market. We may elect to list any series of securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our securities will develop.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, certain legal matters relating to United States law and certain matters relating to United States federal income taxation will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Unless otherwise indicated in an applicable prospectus supplement, the validity of the common shares, preferred shares and warrants being offered by this prospectus and other legal matters concerning this offering relating to Dutch law will be passed upon for us by NautaDutilh N.V., Amsterdam, the Netherlands. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Core Laboratories N.V. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2019 financial statements refers to a change in accounting for leases due to the adoption of the provisions of Accounting Standards Codification Topic 842, Leases.